AMENDED AND RESTATED

BY-LAWS

OF

INSIGHTFUL CORPORATION

As amended and restated as of December 31, 2007

BY-LAWS

TABLE OF CONTENTS

Page

ARTICLE 1 - STOCKHOLDERS 1

Section 1.1 Place of Meetings 1

Section 1.2 Annual Meeting 1

Section 1.3 Special Meetings 1

Section 1.4 Notice of Meetings 1

Section 1.5 Voting List 1

Section 1.6 Quorum 2

Section 1.7 Adjournments 2

Section 1.8 Voting and Proxies 2

Section 1.9 Action at Meeting 3

Section 1.10 Introduction of Business at Meetings 3

Section 1.11 Conduct of Business 5

Section 1.11 Action without Meeting 5

ARTICLE 2 - DIRECTORS 6

Section 2.1 General Powers 6

Section 2.2 Number; Election and Qualification 6

Section 2.3 Classes of Directors 6

Section 2.4 Terms in Office 6

Section 2.5 Allocation of Directors Among Classes in the Event of

Increases or Decreases in the Number of Directors 6

Section 2.6 Tenure 6

Section 2.7 Vacancies 7

Section 2.8 Resignation 7

Section 2.9 Removal 7

Section 2.10 Regular Meetings 7

Section 2.11 Special Meetings 7

Section 2.12 Meetings by Telephone Conference Calls 8

Section 2.13 Quorum 8

Section 2.14 Action at Meeting 8

Section 2.15 Action by Written Consent 8

Section 2.16 Committees of the Board 8

Section 2.17 Compensation of Directors 9

Section 2.18 Amendments to Article 9

ARTICLE 3 - OFFICERS 9

Section 3.1 Enumeration 9

Section 3.2 Election 9

Section 3.3 Qualification 9

Section 3.4 Tenure 10

Section 3.5 Resignation and Removal 10

Section 3.6 Vacancies 10

Section 3.7 Chairman of the Board and

Vice-Chairman of the Board 10

Section 3.8 President 10

Section 3.9 Vice Presidents 11

Section 3.10 Chief Executive Officer 11

Section 3.11 Chief Financial Officer 11

Section 3.12 Secretary and Assistant Secretaries 11

Section 3.13 Treasurer and Assistant Treasurers 12

Section 3.14 Salaries 12

Section 3.15 Action with Respect to Securities

of Other Corporations 12

Section 3.16 Other Powers and Duties 12

ARTICLE 4 - CAPITAL STOCK 13

Section 4.1 Issuance of Stock 13

Section 4.2 Certificates of Stock; Uncertificated Shares 13

Section 4.3 Registered Stockholders; Transfers 13

Section 4.4 Lost, Stolen or Destroyed Certificates 13

Section 4.5 Record Date 14

ARTICLE 5 - GENERAL PROVISIONS 14

Section 5.1 Fiscal Year 14

Section 5.2 Corporate Seal 14

Section 5.3 Notices 14

Section 5.4 Waiver of Notice 14

Section 5.5 Notice by Electronic Transmission 15

Section 5.6 Evidence of Authority 15

Section 5.7 Facsimile and Electronic Signatures 15

Section 5.8 Reliance upon Books, Reports and Records 16

Section 5.9 Time Periods 16

Section 5.10 Certificate of Incorporation 16

Section 5.11 Transactions with Interested Parties 16

Section 5.12 Severability 17

Section 5.13 Construction; Definitions 17

ARTICLE 6 - AMENDMENTS 17

Section 6.1 By the Board of Directors 17

Section 6.2 By the Stockholders 17

AMENDED AND RESTATED

BY-LAWS

OF

INSIGHTFUL CORPORATION

(the "Corporation")

ARTICLE 1 - STOCKHOLDERS

1.1 Place of Meetings. All meetings of stockholders shall be held at such place, within or outside of the State of Delaware, as may be designated from time to time by the Chairman of the Board (if any), the board of directors of the Corporation (the "Board of Directors") or the President or, if not so designated, at the registered office of the Corporation. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of Delaware (the "DGCL").

1.2 Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Chairman of the Board (if any), the Board of Directors or the President (which date shall not be a legal holiday in the place where the meeting is to be held) at the time and place to be fixed by the Chairman of the Board, the Board of Directors or the President and stated in the notice of the meeting.

1.3 Special Meetings. Special meetings of stockholders may be called at any time by the Chairman of the Board (if any), a majority of the Board of Directors or the President. Special meetings of stockholders may not be called by any other person or persons. Special meetings of stockholders shall be held at such place, on such date and at such time as shall be fixed by the Board of Directors or the person calling the meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

1.4 Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

1.5 Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the metropolitan area of the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

1.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Shares held by brokers which such brokers are prohibited from voting (pursuant to their discretionary authority on behalf of beneficial owners of such shares who have not submitted a proxy with respect to such shares) on some or all of the matters before the stockholders, but which shares would otherwise be entitled to vote at the meeting ("Broker Non-Votes") shall be counted for the purpose of determining the presence or absence of a quorum, both (a) toward the total voting power of the shares of capital stock of the Corporation and (b) as being represented by proxy. If a quorum has been established for the purpose of conducting the meeting, a quorum shall be deemed to be present for the purpose of all votes to be conducted at such meeting, provided that where a separate vote by a class or classes, or series thereof, is required, a majority of the voting power of the shares of such class or classes, or series, present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum is not established any meeting, the chairman of the meeting or the holders of a majority of the voting power of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

1.7 Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

1.8 Voting and Proxies.

(1) At any meeting of the stockholders, each stockholder shall have one vote for each share of stock entitled to vote at such meeting held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. The stockholders entitled to vote at any meeting of stockholders shall be determined as provided for in Section 4.5 of these By-Laws, subject to the provisions of Sections 217 and 218 of the DGCL (relating, respectively, to voting rights of fiduciaries, pledgors and joint owners of stock, and to voting trusts and other voting agreements).

(2) Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize another person or persons to vote or act for such stockholder by written proxy executed by such stockholder and delivered to the Secretary of the Corporation. No such proxy shall be voted or acted upon after three (3) years from the date of its execution, unless the proxy expressly provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 1.8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or reproduction shall be a complete reproduction of the entire original writing or transmission. A proxy shall be deemed signed by the stockholder if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, electronic or telegraphic transmission or otherwise) by the stockholder or the stockholder's authorized agent. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the DGCL.

(3) Voting (including for election of directors) need not be by written ballot.

1.9 Action at Meeting. When a quorum is present at any meeting of stockholders, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on such matter) shall decide any matter to be voted upon by the stockholders at such meeting (other than the election of directors), except when a different vote is required by express provision of law, the Certificate of Incorporation or these By-Laws. Any election of directors by the stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at such election, except as otherwise provided by the Certificate of Incorporation. For the purposes of this paragraph, Broker Non-Votes represented at the meeting but not permitted to vote on a particular matter shall not be counted, with respect to the vote on such matter, in the number of (a) votes cast, (b) votes cast affirmatively, or (c) votes cast negatively.

1.10 Introduction of Business at Meetings.

A. Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 1.10, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.10.

(2) For nominations or proposals of other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation in accordance with this Section 1.10 and such proposals or other business must otherwise be a proper subject matter for stockholder action under the DGCL.

B. Special Meetings of Stockholders.

(1) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

(2) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.10. If the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Section 1.10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting nor later than the later of (x) the close of business on the sixtieth (60th) day prior to such special meeting or (y) the close of business on the tenth (10th) day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

C. Notice of Stockholder Nominees and Other Stockholder Proposals.

(1) Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 1.10. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation. Stockholders may bring other business before a meeting provided that timely notice is provided to the Secretary of the Corporation in accordance with this Section 1.10, and provided further that such business is a proper matter for stockholder action under the DGCL.

(2) To be timely, a stockholder's notice of nomination or proposal of other business shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year's annual meeting; provided, however, that if either (i) the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the first anniversary date of the preceding year's annual meeting or (ii) no proxy statement was delivered to stockholders in connection with the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to the annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to the annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Stockholders should submit their proposals by means, including electronic means, that permit them to prove the date of delivery.

(3) Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of capital stock of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner; and (d) the name and address of other stockholders known by such stockholder to be supporting such nomination or proposal on the date of such stockholder's notice.

(4) Notwithstanding anything in this Section 1.10 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such anniversary date, at least seventy (70) days prior to such annual meeting), a stockholder's notice required by this Section 1.10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

D. General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.10 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.10. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.10 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Section 1.10, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire, Reuters or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 1.10 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances.

1.11 Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of business.

1.12 Action without Meeting. Stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

ARTICLE 2 - DIRECTORS

2.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by the DGCL, the Certificate of Incorporation or these By-Laws with respect to action required to be approved by the stockholders or by the outstanding shares of the Corporation. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law or the Certificate of Incorporation, may exercise the powers of the full Board of Directors until the vacancy is filled.

2.2 Number; Election and Qualification. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors, but in no event shall be less than three (3). The number of directors may be decreased at any time and from time to time by the Board of Directors, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders (or, if so determined by the Board of Directors pursuant to Section 1.10 hereof, at a special meeting of stockholders), by such stockholders as have the right to vote on such election. Directors need not be stockholders of the Corporation.

2.3 Classes of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class.

2.4 Terms in Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending December 31, 2002; each initial director in Class II shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending December 31, 2003; and each initial director in Class III shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending December 31, 2001.

2.5 Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of such director's current term or his or her prior death, removal or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors, subject to the second sentence of Section 2.3. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum. No decrease in the number of directors constituting the whole Board of Directors shall shorten the term of an incumbent director.

2.6 Tenure. Notwithstanding any provisions to the contrary contained herein, each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

2.7 Vacancies. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement thereof, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, if any, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of directors of the class for which such director was chosen and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

2.8 Resignation. Any director may resign by delivering his or her written resignation to the Chairman of the Board or to the President or the Secretary of the Corporation at its principal office. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

2.9 Removal. Unless otherwise provided in the Certificate of Incorporation, any one or more or all of the directors may be removed, with or without cause, by the holders of at least seventy-five percent (75%) of the shares then entitled to vote at an election of directors.

2.10 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or outside of the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

2.11 Special Meetings.

(1) Special meetings of the Board of Directors may be held at any time and place, within or outside of the State of Delaware, designated in a call by the Chairman of the Board (if any), the President, or a majority of the Board of Directors.

(2) Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least 48 hours in advance of the meeting, (ii) by sending a telegram or delivering written notice by facsimile transmission, electronic means or by hand, to his or her last known business or home address at least 48 hours in advance of the meeting, or (iii) by sending written notice by mail or express courier to his or her last known business or home address at least 72 hours in advance of the meeting, or on such shorter notice as the person or persons calling the meeting may deem necessary and appropriate in the circumstances. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office or home of the director who the person giving the notice has reason to believe will promptly communicate it to the director. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting and need not specify the place of the meeting if the meeting is to be held at the principal executive office of the Corporation.

2.12 Meetings by Telephone Conference Calls. Directors or any members of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall be deemed to constitute presence in person at such meeting.

2.13 Quorum. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the total number of the whole Board of Directors constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

2.14 Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by the DGCL, the Certificate of Incorporation or these By-Laws.

2.15 Action by Written Consent. Unless otherwise restricted by the Certificate or Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent to such action in writing or by electronic transmission, and such writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the Board of Directors or committee. Written consents representing actions taken by the board or committee may be executed by electronic means, telex, telecopy or other facsimile transmission, and such facsimile shall be valid and binding to the same extent as if it were an original.

2.17 Committees of the Board.

(1) The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members of such committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at such meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided that no committee shall have the power or authority to (a) amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the DGCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (b) adopt an agreement of merger or consolidation under Sections 251 or 252 of the DGCL, (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, (d) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or (e) amend the By-Laws of the Corporation; and, unless the board resolution establishing the committee, the By-Laws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.

(2) Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine or as provided herein, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors. Adequate provisions shall be made for notice to members of all meeting of committees. One-third (1/3) of the members of any committee shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

2.18 Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

2.19 Amendments to Article. Notwithstanding any other provisions of law, the Certificate of Incorporation or these By-Laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of a least eighty percent (80%) of the votes which all the stockholders would be entitled to cast at any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article 2.

ARTICLE 3 - OFFICERS

3.1 Enumeration. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including, but not limited to, a Chairman of the Board, a Vice-Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, and one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries that are expressly designated as officers by the Board of Directors. The Board of Directors may appoint such other officers as it may deem appropriate.

3.2 Election. The President, Treasurer and Secretary shall be elected annually by the Board of Directors. Other officers may be appointed by the Board of Directors at any meeting.

3.3 Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

3.4 Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the vote choosing or appointing such officer, or until his or her earlier death, resignation or removal.

3.5 Resignation and Removal.

(1) Any officer may resign by delivering his or her written resignation to the Chairman of the Board (if any), to the Board of Directors at a meeting thereof or to the President or Secretary of the Corporation at its principal office. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Unless otherwise specified in the notice, the acceptance of an officer's resignation shall not be necessary to make it effective. An officer's resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

(2) Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed at any time, with or without cause, by the Board of Directors or by any officer upon whom such power of removal may be conferred by the Board of Directors.

(3) Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

3.6 Vacancies. The Board of Directors, or any officer upon whom the Board of Directors may confer such power, may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

3.7 Chairman of the Board and Vice-Chairman of the Board. The Chairman of the Board (if any) shall preside at all meetings of the Board of Directors and stockholders at which he or she is present and shall perform such duties and possess such powers as are designated by the Board of Directors. If the Board of Directors appoints a Vice-Chairman of the Board, he or she shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be designated by the Board of Directors.

3.8 President. Subject to the direction of the Board of Directors and such supervisory powers (if any) as may be given by the Board of Directors to the Chairman of the Board (if any) or the Chief Executive Officer, the President shall have general charge and supervision of the business of the Corporation. Unless otherwise provided by the Board of Directors, and provided that there is no Chairman of the Board or that the Chairman and Vice-Chairman (if any) are not available, the President shall preside at all meetings of the stockholders, and, if a director, at all meetings of the Board of Directors. Unless the Board of Directors has designated another officer as the Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The President shall perform such other duties and shall have such other powers as the Board of Directors or these By-Laws may from time to time prescribe. The President shall have the power to enter into contracts and otherwise bind the Corporation in matters arising in the ordinary course of the Corporation's business.

3.9 Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and, when so performing, shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors. Unless otherwise determined by the Board of Directors, any Vice President shall have the power to enter into contracts and otherwise bind the Corporation in matters arising in the ordinary course of the Corporation's business.

3.10 Chief Executive Officer. Subject to the direction of the Board of Directors and such supervisory powers (if any) as may be given by the Board of Directors to the Chairman of the Board (if any), the Chief Executive Officer of the Corporation shall have general charge and supervision of the business of the Corporation. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall perform such other duties and have such other powers as the Board of Directors or these By-Laws may from time to time prescribe. The Chief Executive Officer shall have the power to enter into contracts and otherwise bind the Corporation in matters arising in the ordinary course of the Corporation's business.

3.11 Chief Financial Officer. Subject to the direction of the Board of Directors and such supervisory powers (if any) as may be given by the Board of Directors to the Chairman of the Board (if any) or the Chief Executive Officer (or the President, in the absence of a Chief Executive Officer), the Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, and shall be responsible for the deposit and disbursement of funds of the Corporation. The Chief Financial Officer shall have the general powers and duties of management usually vested in the office of chief financial officer of a corporation and shall perform such other duties and have such other powers as the Board of Directors or these By-Laws may from time to time prescribe. Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall have the power to enter into contracts and otherwise bind the Corporation in matters arising in the ordinary course of the Corporation's business.

3.12 Secretary and Assistant Secretaries.

(1) The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to keep or cause to be kept at the principal offices of the Corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders, to maintain or cause to be maintained at the principal offices of the Corporation or at the office of the Corporation's transfer agent or registrar, a stock ledger or duplicate stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents. Unless otherwise determined by the Board of Directors, the Secretary shall have the power to enter into contracts and otherwise bind the Corporation in matters arising in the ordinary course of the Corporation's business.

(2) Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary and, when so performing, shall have all the powers of and be subject to all the restrictions upon the Secretary.

(3) In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

3.13 Treasurer and Assistant Treasurers.

(1) The Treasurer shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit and disburse funds of the Corporation, to make proper accounts for such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation. Unless the Board of Directors has designated another officer as the Treasurer, the Treasurer shall be the Chief Financial Officer of the Corporation.

(2) The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

3.14 Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or any officer upon whom such power may be conferred by the Board of Directors.

3.15 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the President, the Secretary or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

3.16 Other Powers and Duties. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors or the stockholders.

ARTICLE 4 - CAPITAL STOCK

4.1 Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any issued, authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

4.2 Certificates of Stock; Uncertificated Shares.

(1) The shares of the Corporation's stock may be certificated or uncertificated, as provided under the DGCL. The Board of Directors may provide by resolution that some or all of any or all classes or series of stock shall be certificated or uncertificated, provided that any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

(2) Any certificates representing shares of stock shall be in such form as may be prescribed by the DGCL and by the Board of Directors, and shall be signed by, or in the name of the Corporation by, (i) the Chairman or Vice-Chairman, if any, of the Board of Directors, or the President, and (ii) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on such certificate may be a facsimile. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, then the certificate is nevertheless valid.

(2) If shares of stock are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the By-Laws, applicable securities laws or any agreement among any number of shareholders or among such holders and the Corporation, the certificate representing such shares shall have conspicuously noted on the face or back of such certificate, or in the case of uncertificated shares the books and records of the Corporation shall note, either the full text of such restriction or a statement of the existence of such restriction.

4.3 Registered Stockholders; Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares, properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any share or shares on the part of any person who is not the record holder as shown on its books of the Corporation, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the DGCL.

4.4 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the President may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the President may require for the protection of the Corporation or any transfer agent or registrar.

4.5 Record Date.

(1) The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

(2) If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

(3) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE 5 - GENERAL PROVISIONS

5.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

5.2 Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

5.3 Notices. Except as otherwise specifically provided herein or required by law or the Certificate of Incorporation, all notices required to be given to any person pursuant to these By-Laws shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mail, postage paid, or by sending such notice by prepaid telegram or facsimile transmission. Any such notice shall be addressed to such person at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received shall be deemed to be the time of the giving of the notice.

5.4 Waiver of Notice. Whenever any notice whatsoever is required to be given by the DGCL, by the Certificate of Incorporation or by these By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice, whether before, at or after the time stated in such waiver, shall be deemed equivalent to such notice.. A waiver of notice shall be deemed signed by the person if the person's name is placed on the waiver (whether by manual signature, typewriting, electronic or telegraphic transmission or otherwise) by the person or the person's authorized agent. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or members of a committee of directors, as the case may be, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws.

5.5 Notice by Electronic Transmission.

(1) Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these By-Laws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these By-Laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent will be revocable by the stockholder by written notice to the Corporation. Any such consent will be deemed revoked if: (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and (b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(2) Any notice given pursuant to this Section 5.5 shall be deemed given: (a) if by facsimile telecommunication, when directed to a number at which the stockholder has contended to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the stockholder.

(3) An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(4) Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312, or 324 of the DGCL.

(5) An "electronic transmission" is any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

5.6 Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of such action.

5.7 Facsimile and Electronic Signatures.

(1) In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

(2) The Board may adopt a resolution permitting an electronic signature as a substitute for a written signature for the purpose of signing a document, record or instrument as required by these By-Laws. Such signature will be accepted by the Board only if: (a) the electronic signature is easily recognizable as a secure electronic signature which is capable of verification, is under the sole control of the signatory, and is attached to the electronic document in such a way that the document cannot be modified without invalidating the signature; or (b) the Board reasonably believes that the signatory affixed the electronic signature with the intent to sign the electronic document, and that the electronic document has not been modified since the signature was affixed the signature will satisfy the requirements of these By-Laws. The Board may require reasonable verification of any electronic signature, affixed to a document, record or instrument. Absent or pending verification, the Board may refuse to accept any electronic signature or electronic record that, in the Board's sole discretion, is not clearly authentic. The Board is entitled to reasonably accept and act in reliance upon an electronic signature or electronic record that it reasonably believes to be authentic; and the Board is entitled to reasonably reject any electronic signature which it reasonably believes not to be authentic.

5.8 Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

5.9 Time Periods. In applying any provision of these By-Laws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

5.10 Certificate of Incorporation. All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

5.11 Transactions with Interested Parties. No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because such director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his, her or their votes are counted for such purpose, if:

(1) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

(2) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

5.12 Severability. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

5.13 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these By-Laws. All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the persons or persons so designated may require.

ARTICLE 6 - AMENDMENTS

6.1 By the Board of Directors. Except as is otherwise set forth in these By-Laws, these By-Laws may be altered, amended or repealed, or new by-laws may be adopted, by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present or by unanimous written consent of the Board of Directors.

6.2 By the Stockholders. Except as otherwise set forth in these By-Laws, these By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the affirmative vote of the holders of at least eighty percent (80%) of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of directors, voting together as a single class (in addition to any affirmative vote of the holders of any class or series of capital stock of the Corporation required by the DGCL or the Certificate of Incorporation), at any annual meeting of stockholders or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new bylaws shall have been stated in the notice of such annual or special meeting.